Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 27, 2005, by and among Sun Microsystems, Inc., a Delaware corporation (“Parent”), the undersigned stockholder (“Stockholder”) of SeeBeyond Technology Corporation, a Delaware corporation (the “Company”) and, solely for the purposes of Sections 8, 10, 11 and 14 hereof, the Company.

RECITALS

A. Concurrently with the execution of this Agreement, Parent, Big Bear Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company.

B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be canceled and converted into the right to receive the consideration set forth in the Merger Agreement upon the terms and subject to the conditions set forth in the Merger Agreement.

C. As of the date hereof, Stockholder Beneficially Owns (as defined below) the number of Shares (as defined below) of capital stock of the Company as set forth on the signature page of this Agreement.

D. In order to induce Parent and Merger Sub to execute the Merger Agreement, Stockholder desires to restrict the transfer or disposition of, and desires to vote, the Shares as provided in this Agreement, and the execution and delivery of this Agreement and the Proxy (as defined below) is a material condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) A Person shall be deemed to “Beneficially Own” a security if such Person has “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended).

(b) “Constructive Sale” means, with respect to any security, a short sale or entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of such security.

(c) “Expiration Date” means the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement; and (ii) 5:00 p.m. Los Angeles Time on such date that is six months after the Merger Agreement shall have been validly terminated pursuant to Article VII thereof.

(d) “Options” means: (i) all securities Beneficially Owned by Stockholder as of the date of this Agreement that are convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, including, without limitation, options, warrants and other rights to acquire shares of Company Common Stock or other shares of capital stock of the Company; and (ii) all securities of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date that are convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, including, without limitation, options, warrants and other rights to acquire shares of Company Common Stock or other shares of capital stock of the Company.

(e) “Person” means any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) Governmental entity.

(f) “Shares” means: (i) all shares of capital stock of the Company Beneficially Owned by Stockholder as of the date of this Agreement; and (ii) all shares of capital stock of the Company of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date, including, without limitation, in each case, shares issued upon the conversion, exercise or exchange of Options; provided that from and after the date and time that the Merger Agreement shall have been validly terminated pursuant to Article VII thereof, the number of Shares subject to this Agreement shall be 16,423,245 shares of Company Common Stock and all other shares of capital stock of the Company Beneficially Owned by the Stockholder shall be no longer subject to this Agreement (including, without limitation, with respect to any restrictions, voting obligations or representations and warranties); provided, further that the number of Shares subject to this Agreement (including for the purposes of the preceding proviso) shall from time to time be reduced by that number of Shares equal to the number of shares of Company Common Stock that

Parent or any of its Subsidiaries Beneficially Owns as of the date Parent or such Subsidiary acquires such Beneficial Ownership.

(g) “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, gift, placement in trust, Constructive Sale or other disposition of such security (excluding transfers by testamentary or intestate succession, of any right, title or interest in such security (including, without limitation, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) or of the record or beneficial ownership of such security, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing, in each case, excluding any Transfer pursuant to a court order.

2. No Transfer of Shares or Options. Stockholder agrees that, at all times during the period beginning on the date hereof and ending on the Expiration Date, Stockholder shall not Transfer (or cause or permit any Transfer of) any Shares or Options, or make any agreement relating thereto, in each case, without the prior written consent of Parent; provided, however, that the Stockholder may, without consent of Parent, Transfer his Shares to members of his family or a trust all of the beneficiaries of which are family members if concurrently with such Transfer the transferee agrees to be bound by the terms of this Agreement pursuant to a written instrument reasonably satisfactory to the Parent; provided further that any exercise of Options will not be considered a Transfer of such Options. Stockholder agrees that any Transfer in violation of this Agreement shall be void and of no force or effect.

3. No Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through and including the Expiration Date, Stockholder shall not deposit (or cause or permit the deposit of) any Shares or Options in a voting trust or grant (or cause or permit the grant of) any proxy or enter into (or cause or permit the entry into) any voting agreement or similar agreement with respect to any of the Shares or Options other than as contemplated by this Agreement.

4. Agreement to Vote Shares.

(a) Until the Expiration Date, at every meeting of stockholders of the Company, however called, at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, Stockholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined below), all of the Shares or cause the Shares to be voted:

(i) in favor of (1) adoption and approval of the Merger Agreement, the Merger and all other actions and transactions contemplated by the Merger Agreement or the Proxy and (2) any other actions presented to holders of shares of capital stock of the Company that are necessary, as determined by Parent and the Company, in furtherance of the Merger Agreement, the Merger and the other actions and transactions contemplated by the Merger Agreement or the Proxy;

(ii) against (1) approval of any proposal made in opposition to, or in competition with, the Merger Agreement or consummation of the Merger and the other transactions contemplated by the Merger Agreement or the Proxy, and (2) any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement; and

(iii) against (1) any merger agreement or merger (other than the Merger Agreement and the Merger), Acquisition Proposal, consolidation, business combination, reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any Subsidiary of the Company, (2) any sale, lease, license or transfer of any significant part of the assets of the Company or any Subsidiary of the Company, except if such action is permitted under the Merger Agreement, (C) any material change in the capitalization of the Company or any Subsidiary of the Company, or the corporate structure of the Company or any Subsidiary of the Company, except if such action is permitted under the Merger Agreement, or (D) any amendment of the Company’s or any Subsidiary’s charter documents or any other action that is intended, or could reasonably be expected, to, in any manner impede, frustrate, prevent, nullify, interfere with, delay, postpone, discourage or otherwise adversely affect the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement.

(b) Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 4.

5. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable law, covering all Shares.

6. Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants to Parent as follows:

(i) Except as otherwise permitted by this Agreement, Stockholder is the Beneficial Owner of the Shares and the Options indicated on the signature page of this Agreement.

(ii) Stockholder does not Beneficially Own any shares of capital stock of the Company or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, other than the Shares and Options set forth on the signature page hereto.

(iii) Stockholder has the full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares.

(iv) The Shares are, and at all times up to and including the Expiration Date the Shares will be, Beneficially Owned by Stockholder, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges, proxies, voting trusts or agreements, binding understandings or arrangement, or any other encumbrances of any kind or nature (“Encumbrances”), excluding encumbrances created by this Agreement and encumbrances that do not limit or impair the Stockholder’s ability to perform his obligations under this Agreement.

(v) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and Stockholder’s performance of its obligations under this Agreement will not conflict with or violate or require any consent, approval or notice under, any order, decree, judgment, statute, law, rule, regulation or agreement applicable to Stockholder or by which Stockholder or any of Stockholder’s properties or assets, including, without limitation, the Shares and Options, is bound.

(vi) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement, the Proxy and any other related agreements to which Stockholder is a party.

(vii) Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Proxy or (b) alleges that the execution and delivery of this Agreement or the Proxy by Stockholder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof.

(viii) Stockholder hereby agrees and covenants that, as soon as practicable after the date hereof, Stockholder shall take any and all actions reasonably necessary to suspend (until the Expiration Date) or terminate its participation in any and all plans adopted pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, to which such Stockholder is a party that relate to the Shares.

7. Additional Documents. Stockholder and the Company hereby covenant and agree to execute and deliver any additional documents and take such further actions as may be reasonably necessary, as determined by Parent and the Company, to carry out the purposes and intent of this Agreement and the Proxy.

8. Consents and Waivers. Stockholder hereby gives all consents and waivers that may be required from it for the execution delivery of this Agreement and the Proxy, and for the consummation of the Merger under the terms of any agreement or instrument to which Stockholder is a party or subject or in respect of any rights Stockholder may have. Stockholder further consents to the Company placing a stop transfer order on the Shares with its transfer agent(s), which stop transfer order shall, at the request of Parent remain in effect during the term of this Agreement and in accordance with the terms of this Agreement, Stockholder further consents and authorizes Parent and the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in connection therewith) Stockholder’s identity and ownership of shares of capital stock in the Company and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and the Proxy.

9. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date.

10. Company Covenants. The Company agrees to make a notation on its records and give instructions to its transfer agent(s) to not permit, during the term of this Agreement, the Transfer of any Shares.

11. Legending of Shares. Stockholder agrees that, if so requested by Parent, certificates evidencing the Shares shall bear the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS PURSUANT TO THAT CERTAIN VOTING AGREEMENT, DATED AS OF JUNE 27, 2005, BY AND AMONG SUN MICROSYSTEMS, INC., SEEBEYOND TECHNOLOGY CORPORATION AND [STOCKHOLDER] AND AN IRREVOCABLE PROXY, DATED AS OF JUNE 27, 2005, IN FAVOR OF SUN MICROSYSTEMS, INC. ANY TRANSFER OF SUCH SHARES OF COMMON STOCK IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH VOTING AGREEMENT SHALL BE NULL AND VOID AND HAVE NO FORCE OR EFFECT WHATSOEVER.

The Company agrees, if so requested by Parent, to place (or to cause the transfer agent for the Company to place) the above-referenced legend on any and all certificates evidencing any Shares. Subject to the terms of Section 2 hereof, Stockholder agrees that Stockholder shall not Transfer any Shares (to the extent any Transfer is permitted under this Agreement) without first having the aforementioned legend affixed to the certificates representing the Shares.

12. No Solicitation. Stockholder agrees that it shall not, and that it shall use all reasonable efforts to cause Stockholder’s agents and representatives (including any investment banker, attorney or accountant retained by Stockholder) to not (and shall not authorize or permit any of them to), directly or indirectly: (i) solicit, initiate, encourage, knowingly induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action that is intended to facilitate or encourage any inquiries concerning or the making of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal, (iii) approve, endorse, recommend or make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal, or (iv) execute or enter into, or publicly propose to execute or enter into, any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby, except, with respect to clauses (i) and (ii) to notify such Person as to the existence of these provisions. Stockholder will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations (including, without limitation, any such activities, discussions or negotiations conducted by agents and representatives (including any investment banker, financial advisor, attorney, accountant or other representative)) of Stockholder with any third parties conducted heretofore with respect to consideration of any Acquisition Proposal. It is understood that this Section 12 limits the rights of Stockholder only to the extent that Stockholder is acting in Stockholder’s capacity as a stockholder.

13. Stockholder Capacity. Stockholder does not make any agreement or understanding herein in his capacity as a director or officer of the Company or any of its Subsidiaries. Stockholder executes this Agreement solely in his capacity as a Beneficial Owner of the Shares and Options. So long as Stockholder is an officer or director of the Company, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken by Stockholder in his capacity as an officer or director of the Company or any of its Subsidiaries or from fulfilling the obligations of such office (including, subject to the limitations contained in Section 5.3 of the Merger Agreement, the performance of obligations required by the fiduciary obligations of Stockholder acting solely in his or her capacity as an officer or director).

14. Miscellaneous.

(a) Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally or by courier service, (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if sent via facsimile (receipt confirmed), or (iii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered to the parties at the following addresses or facsimile numbers (or pursuant to such other instructions as may be designated in writing by the party to receive such notice):

(i)	if to Parent, to:

Sun Microsystems, Inc.
4120 Network Circle
Santa Clara, CA 95054
Attention: Brian Sutphin
Facsimile: 1-408-276-4601

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Ave., Suite 1100
Palo Alto, CA 94301
Attention: Kenton J. King
Facsimile: 1-650-470-4570

(ii)	if to Company, to:

SeeBeyond Technology Corporation
181 W. Huntington Dr., Suite 110
Monrovia, CA 91016
Attention: Mark Brooks, Esq.
Facsimile: 1-626-408-3380

with a copy to:

Latham & Watkins LLP
633 West Fifth St., Suite 4000
Los Angeles, CA 90071
Attention: Edward Sonnenschein, Jr. Esq./ David M. Hernand, Esq.
Facsimile: 1-213-891-8763

(iii)	if to Stockholder: To the address for notice set forth on the signature page hereof.

(c) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(d) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(e) Entire Agreement; Amendment. This Agreement and the Proxy constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing specifically referencing this Agreement and executed by each of Parent and Stockholder; provided, however, that the Company’s obligations hereunder may not be changed or modified without the written consent of the Company.

(f) Severability. In the event that any provision of this Agreement, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

(h) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i) Remedies. The parties acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law in the event of a violation or breach of any of the terms of this Agreement. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation or breach, Parent shall have the right to enforce the terms hereof by specific performance, injunctive relief or by any other means available to Parent at law or in equity, and that Stockholder waives the posting of any bond or security in connection with any proceedings related thereto. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by Parent shall not preclude the simultaneous or later exercise of any other such right, power or remedy by Parent.

(j) Binding Effect; No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties. Any purported assignment in violation of Section 14(j) shall be void.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Sun Microsystems, Inc.		STOCKHOLDER:

By:	/s/ JOHN P. LOIACONO	/s/ JAMES T. DEMETRIADES
Name:	John P. Loiacono	Signature
Title:	Executive Vice President, Software

James T. Demetriades
Print Name

SeeBeyond Technology Corporation

By:	/s/ BARRY J. PLAGA	Address
Name:	Barry J. Plaga
Title:	Executive Vice President & Chief Financial Officer
Shares and Options:

Company Common Stock: 24,634,867
Company Options: 2,600,001

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of SeeBeyond Technology Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Sun Microsystems, Inc., a Delaware corporation (“Parent”), and any designee of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the undersigned with full power of substitution and resubstitution, to vote and exercise all voting and related rights with respect to, and to grant a consent or approval in respect of (in each case, to the full extent that the undersigned is entitled to do so), all of the shares of capital stock of the Company that now are or hereafter may be Beneficially Owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”), in accordance with the terms of this Proxy; provided that from and after the date and time that the Merger Agreement shall have been validly terminated pursuant to Article VII thereof, the number of Shares subject to this Agreement shall be 16,423,245 shares of common stock, par value $.0001, of the Company and all other shares of capital stock of the Company Beneficially Owned by the Stockholder shall be no longer subject to this Proxy (including, without limitation, with respect to any restrictions or voting obligations); provided, further that the number of Shares subject to this Proxy (including for the purposes of the preceding proviso) shall from time to time be reduced by that number of Shares equal to the number of shares of Company Common Stock that Parent or any of its Subsidiaries Beneficially Owns as of the date Parent or such Subsidiary acquires such Beneficial Ownership. The Shares Beneficially Owned by the undersigned as of the date of this Proxy are set forth on the signature page hereof. Any and all prior proxies heretofore given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby covenants and agrees not to grant any subsequent proxies with respect to any Shares. Capitalized terms used and not defined herein have the meanings assigned to them in that certain Voting Agreement, dated of even date herewith, by and among Parent, the Company and Stockholder (the “Voting Agreement”).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Voting Agreement and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 27, 2005, by and among Parent, Big Bear Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the “Merger”) and the payment to Stockholder of a portion of the proceeds of the Merger in exchange for the Shares.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i) in favor of (1) adoption and approval of the Merger Agreement, the Merger and all other actions and transactions contemplated by the Merger Agreement or this Proxy and (2) any other actions presented to holders of shares of capital stock of the Company that are necessary, as determined by Parent and the Company, in furtherance of the Merger Agreement, the Merger and the other actions and transactions contemplated by the Merger Agreement or this Proxy;

(ii) against (1) approval of any proposal made in opposition to, or in competition with, the Merger Agreement or consummation of the Merger and the other transactions contemplated by the Merger Agreement or the Proxy, and (2) any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement; and

(iii) against (1) any merger agreement or merger (other than the Merger Agreement and the Merger), Acquisition Proposal, consolidation, business combination, reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any Subsidiary of the Company, (2) any sale, lease, license or transfer of any significant part of the assets of the Company or any Subsidiary of the Company, except if such action is permitted under the Merger Agreement, (C) any material change in the capitalization of the Company or any Subsidiary of the Company, or the corporate structure of the Company or any Subsidiary of the Company, except if such action is permitted under the Merger Agreement, or (D) any amendment of the Company’s or any Subsidiary’s charter documents or any other action that is intended, or could reasonably be expected, to, in any manner impede, frustrate, prevent, nullify, interfere with, delay, postpone, discourage or otherwise adversely affect the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement.

The attorneys-in-fact and proxies named above may not exercise this Proxy with respect to any matter other than the matters described in clauses (i), (ii) or (iii) above, and Stockholder may vote the Shares on all other matters. Without limiting the foregoing sentence, the attorneys-in-fact and proxies named above may not exercise this Proxy to reduce the merger consideration or to otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any stockholders of the Company (including the Stockholder) under the Merger Agreement or to reduce the obligations of Parent thereunder.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Stockholder does not make any agreement or understanding herein in his capacity as a director or officer of the Company or any of its Subsidiaries. Stockholder executes this Proxy solely in his capacity as a Beneficial Owner of the Shares. So long as Stockholder is an officer or director of the Company, nothing in this Proxy shall be construed as preventing or otherwise

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affecting any actions taken by Stockholder in his capacity as an officer or director of the Company or any of its Subsidiaries or from fulfilling the obligations of such office (including, subject to the limitations contained in Section 5.3 of the Merger Agreement, without limitation, the performance of obligations required by the fiduciary obligations of Stockholder acting solely in his or her capacity as an officer or director).

This Proxy shall terminate, and be of no further force or effect, on the Expiration Date.

[Remainder of Page Intentionally Left Blank]

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Dated: June 27, 2005

/s/ JAMES T. DEMETRIADES
Signature

James T. Demetriades
Print Name

Address

Shares: 24,634,867

[SIGNATURE PAGE TO PROXY]